UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on August 11, 2025 (the “Effective Date”), ALT5 Sigma Corporation (the “Company”) entered into a Private Placement Securities Purchase Agreement (the “Securities Purchase Agreement”) and Token Purchase Agreement (the “Token Purchase Agreement”, and collectively with the Securities Purchase Agreement, the “Agreements”), which restrict the use of the $WLFI tokens acquired pursuant to the Agreements in certain circumstances (the “Token Prohibitions”). Subsequently, the Company and World Liberty Financial, Inc. have agreed, effective as of August 11, 2025, that in order to clarify the Company’s use of the tokens, the Token Prohibitions shall be waived solely with respect to (i) pledging the tokens as collateral, (ii) lending the tokens; and (iii) staking tokens to the extent permitted by World Liberty Financial, Inc., subject to continued restrictions on any disposition or sale of such tokens. In addition, the tokens purchased pursuant to the Securities Purchase Agreement shall not be subject to the waiver of the Token Prohibitions unless and until such time as the prefunded warrants sold pursuant to the Securities Purchase Agreement are able to be exercised in full and all of the securities sold pursuant to the Securities Purchase Agreement are the subject of an effective resale registration statement. Notwithstanding the above, the Token Prohibitions otherwise remain in full force and effect. With respect to the condition on the exercise in full of the prefunded warrants noted above, such exercise is dependent upon an increase in the authorized share capital of the Company which remains dependent upon shareholders approving an increase in the authorized share capital of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: October 14, 2025	By:	/s/ Jonathan Hugh
Jonathan Hugh
Chief Financial Officer